UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 17, 2015

FORTINET, INC.
(Exact name of registrant as specified in its charter)

State of Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
899 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 17, 2015, Fortinet, Inc. (the “Company”) appointed Keith Jensen, age 56, to serve as Chief Accounting Officer of the Company (including as its Principal Accounting Officer), effective immediately. Following Mr. Jensen’s appointment, Andrew Del Matto, the Company’s Chief Financial Officer, will cease to serve as its Principal Accounting Officer.
Mr. Jensen has been the Company’s Vice President of Finance and Corporate Controller since May 2014. From November 2012 to May 2014, Mr. Jensen served in various positions at DataDirect Networks, Inc., a storage provider, including as its Chief Accounting Officer and Chief Administrative Officer. From February 2006 to November 2012, Mr. Jensen served in various positions at Sybase, Inc. (which was acquired by SAP in July 2010), a provider of enterprise and mobile software to manage, analyze and mobilize information, including as Sybase’s Vice President and Chief Accounting Officer. Prior to Sybase, from October 1999 to January 2006, Mr. Jensen served as Chief Financial Officer of Dorado Network Systems Corporation, a provider of software solutions to financial service companies. Mr. Jensen also previously held several positions with Coopers & Lybrand, including audit manager. Mr. Jensen holds a B.S. degree in Business from California State University, Sacramento.
The Company intends to enter into its standard form of indemnification agreement with Mr. Jensen, in substantially the same form filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-161190), filed with the Securities and Exchange Commission on August 10, 2009, which form of agreement is incorporated by reference herein.
There are no arrangements or understandings between Mr. Jensen and any other persons, pursuant to which he was appointed as Chief Accounting Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Jensen and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTINET, INC.

	By:	/s/ JOHN WHITTLE
John Whittle
Vice President and General Counsel

Date: July 23, 2015